Exhibit 16.1

GRANT THORNTON LLP 500 N. Akard, Suite 1200 Dallas, TX 75201 D +1 214 561 2300 F +1 214 561 2370

April 5, 2024

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:     Stellus Capital Investment Corporation

           File No. 814-00971

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Stellus Capital Investment Corporation dated April 5, 2024, and agree with the statements concerning our Firm contained therein.

Very truly yours,

GT.COM	Grant Thornton LLP is the U.S. member firm of Grant Thornton International Ltd (GTIL). GTIL and each of its member firms are separate legal entities and are not a worldwide partnership.